Exhibit 99.1
PRESS RELEASE
Coeur Completes Sale of $50 Million of Senior Secured Floating Rate Convertible Notes
COEUR D’ALENE, Idaho—(BUSINESS WIRE)—Coeur d’Alene Mines Corporation (NYSE:CDE) (TSX:CDM) (ASX:CXC) announced today that it sold $50 million in aggregate principal amount of senior secured floating rate convertible notes under an effective shelf registration statement on file with the U.S. Securities and Exchange Commission. The Company has also sold to the purchaser a warrant to purchase up to an additional $25 million aggregate principal amount of notes. The notes are convertible into shares of the Company’s common stock at the option of the holder at any time prior to the close of business on the business day immediately preceding the maturity date. The initial conversion price is $1.15 per share. The net proceeds to the Company were $40.8 million.
The notes bear interest at LIBOR plus 7.50% per year, provided that in no event will the annual rate be less than 9.00% or more than 12.00%. Interest is payable, at the Company’s option, in cash, common stock or a combination of cash and common stock. The notes are the Company’s senior secured obligations, ranking equally with all existing and future senior obligations and ranking senior to all existing and future subordinated indebtedness, and are secured by certain assets of the Company’s Coeur Rochester, Inc. subsidiary.
The Company intends to use the proceeds of this offering to fund continued development of the Palmarejo silver/gold project in Mexico and for general corporate purposes.
The Company will file a prospectus supplement with the Securities and Exchange Commission relating to the offering of the notes. This press release shall not constitute an offer to sell or a solicitation of an offer to buy notes nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the prospectus supplement may be obtained upon written request to the Company at 505 Front Avenue, P.O. Box I, Coeur d’Alene, Idaho 83816.
About Coeur
Coeur d’Alene Mines Corporation is one of the world’s leading silver companies and also a significant gold producer. Coeur, which has no silver or gold production hedged, is now producing silver at what is expected to be the world’s largest pure silver mine — San Bartolome in Bolivia - and is currently constructing another world-leading silver mine — Palmarejo in Mexico. The Company also operates underground mines in southern Chile and Argentina and one surface mine in Nevada; and owns non-operating interests in two low-cost mines in Australia. The Company also owns a major gold project — Kensington in Alaska — and conducts exploration activities in Argentina, Bolivia, Chile, Mexico and Tanzania. Coeur common shares are traded on the New York Stock Exchange under the symbol CDE, the Toronto Stock Exchange under the symbol CDM, and its CHESS Depositary Interests are traded on the Australian Securities Exchange under symbol CXC.

Cautionary Statement
This press release may contain forward-looking statements within the meaning of securities legislation in the United States, Canada, and Australia, including statements regarding the offering and the use of the net proceeds from the offering. These forward-looking statements involve risks and uncertainties. Factors that could cause actual events to differ materially from those predicted in such forward-looking statements include market conditions, potential fluctuations in the Company’s stock price, management’s broad discretion over the use of the net proceeds of the offering, changes in U.S. generally accepted accounting principles or in their interpretation. Certain of these risks and others are detailed from time to time in Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2007 and in the registration statement. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

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